UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue
	Suite 725	60654
	Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(800) 354-7993
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001	ECHO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Notes

This Current Report on Form 8-K is being filed in connection with the completion on November 23, 2021 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 9, 2021 (the “Merger Agreement”), by and among Echo Global Logistics, Inc. (“Echo” or the “Company”), Einstein Midco, LLC, a Delaware limited liability company (“Parent”), Einstein Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly owned subsidiary of the Parent. Parent and Merger Sub are owned and controlled by funds managed by The Jordan Company, L.P. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the completion of the Merger, Echo entered into a new $675 million first lien credit facility (the “First Lien Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders (the “First Lien Administrative Agent”). Echo also entered into a new $135 million second lien credit facility (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) with Barings Finance LLC, as administrative agent for the lenders (the “Second Lien Administrative Agent”).

The First Lien Credit Agreement includes two categories of borrowings: (a) the initial term loans in an aggregate principal amount of $575 million (the “Initial Term Loans”) and (b) the revolving commitments in an aggregate principal amount not to exceed $100 million (the “Revolving Commitments”). The Initial Term Loans are scheduled to expire in November 2028 and the Revolving Commitments are scheduled to expire in November 2026. The $135 million Initial Term Loans under the Second Lien Credit Agreement is scheduled to expire in November 2029. Each Credit Agreement may be used to finance the transactions, refinance existing indebtedness and for working capital, capital expenditures and other general corporate purposes. The Credit Agreements will replace the Company's existing $100 million secured revolving credit facility with PNC Bank, National Association that was scheduled to expire in October 2023.

Unless the Company elects otherwise under the Credit Agreements, interest on borrowings under (I) the First Lien Credit Agreement are based on the highest of (a) the adjusted LIBO rate plus 3.75% or (b) the alternate base rate plus 2.75% and (II) the Second Lien Credit Agreement are based on the highest of (a) the adjusted LIBO rate plus 7.25% or (b) the alternate base rate plus 6.25%. In each case, borrowings under the Credit Agreements are subject to step-downs ranging from 0.25% to 0.50% depending on the Company’s First Lien net leverage ratio or secured net leverage ratio, as set forth in the applicable Credit Agreement.

The Credit Agreements contain financial covenants and other covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the lenders, to engage in certain mergers, consolidations, asset sales, investments, transactions or to incur liens or indebtedness, as set forth in the applicable Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Completion of the Merger

On the Closing Date, Echo completed its previously announced Merger with Parent and Merger Sub. As provided in the Merger Agreement, Merger Sub was merged with and into Echo, with Echo surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger, each share of Echo common stock, par value $0.01 per share, outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (1) shares owned by Buyer, Merger Sub or any other wholly owned subsidiary of Buyer and shares owned by Echo as treasury stock, (2) shares owned by stockholders of Echo who have complied with the applicable provisions of Section 262 of the DGCL prior to the effective time and (3) Echo restricted stock, restricted stock units and performance shares) were automatically canceled and converted into the right to receive $48.25 per share in cash, without interest (the “Per Share Price”).

At the Effective Time, each outstanding share of restricted stock (a “Restricted Share”), was cancelled and converted into a right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of Restricted Shares prior to the Effective Time multiplied by (2) the Per Share Price.

At the Effective Time, each outstanding performance share, whether vested or unvested, vested either (1) as if the target level of performance had been achieved as of the Effective Time or (2) if specifically provided under an individual employment agreement or award agreement in the event of a “change of control,” at the greater of target or actual performance through the Closing Date. All vested performance shares were canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (1) the total number of such vested performance shares multiplied by (2) the per share merger consideration less applicable taxes.

At the Effective Time, each outstanding restricted stock unit (“RSUs”) outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled and converted into the right to receive an amount in cash, without interest, equal to the (1) the Per Share Price multiplied by (2) the total number of shares of Echo common stock subject to such RSU.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Echo’s Current Report on Form 8-K filed by Echo with the U.S. Securities and Exchange Commission (the “Commission”) on September 10, 2021, and as described in the definitive proxy statement filed by Echo with the Commission on October 21, 2021 (the “Proxy Statement”), the terms of which are incorporated herein by reference.

Repayment of Credit Facility

In connection with the completion of the Merger, on the Closing Date, Echo repaid in full and terminated its Credit Agreement, dated as of May 2, 2014, by and among, Echo, the lenders party thereto and PNC Bank, National Association, administrative agent (as amended, the “Prior Credit Agreement”). The material terms of the Prior Credit Agreement are described in Note 12 to Echo’s condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Such description is hereby incorporated into this report by reference.

The total amount of funds required to complete the Merger and related transactions and pay related fees and expenses was approximately $1.552 billion, which was funded through a combination of equity contributions from funds associated with The Jordan Company, L.P., as well as proceeds from debt financing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Echo notified the NASDAQ Global Select Market (the “NASDAQ”) of the effectiveness of the Merger. As a result, trading in shares of Echo common stock on the NASDAQ have been suspended and the NASDAQ has filed with the Commission an application on Form 25 to remove shares of Echo common stock from listing on the NASDAQ. Echo intends to file a certification on Form 15 requesting that its reporting obligations under Section 13 and 15(d) of the Exchange Act be terminated.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Upon the closing of the Merger on the Closing Date, a change in control of Echo occurred, and Echo became a wholly-owned subsidiary of Parent, as described in Item 2.01 of this Current Report on Form 8-K, which Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each of Douglas Waggoner, William Farrow, Matt Ferguson, David Habiger, Samuel Skinner, and Virginia Henkels, resigned from his or her respective position as a member of the Echo board of directors, and any committees thereof, effective at the Effective Time.

The officers of Echo immediately prior to the Effective Time continued as officers of Echo, the surviving corporation, immediately following the Effective Time and are the officers of Echo.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, pursuant to the Merger Agreement, the amended and restated certificate of incorporation of Echo in effect immediately prior to the Effective Time was amended and restated in its entirety and is the amended restated certificate of incorporation of Echo, the surviving corporation, as set forth in Exhibit 3.1 and is incorporated by reference in this Item 5.03. In addition, at the Effective Time, the by-laws of Echo in effect immediately prior to the Effective Time became the by-laws of Echo, the surviving corporation, as set forth in Exhibits 3.2 and 3.3 and are incorporated by reference in this Item 5.03.

Item 8.01

On the Closing Date, Echo issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are included with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 9, 2021, by and among Echo, Parent and Merger Sub (incorporated by reference to Exhibit 2.1 to Echo’s Current Report on Form 8-K filed with the Commission on September 10, 2021)*

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to Echo’s Annual Report on Form 10-K filed with the Commission on February 26, 2021)

3.3	Amendment to the Company’s Amended and Restated By-laws (incorporated by reference to Exhibit 3.3 to Echo’s Annual Report on Form 10-K filed with the Commission on February 26, 2021)

99.1	Press Release dated as of November 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: November 23, 2021	By:	/s/ Peter M. Rogers
	Name:	Peter M. Rogers
	Title:	Chief Financial Officer